                                                                    EXHIBIT 5(A)





                               February 20, 1997





                                                               Montgomery Office



The Colonial BancGroup, Inc.
P. O. Box 1108
Montgomery, AL  36101

         Re: Registration Statement on Form S-4 relating to the exchange offer of Colonial Capital II (the "Registration Statement").

Ladies and Gentlemen:

         We are familiar with the proceedings taken and proposed to be taken in connection with the registration under the Securities Act of 1933 (the "Act") of $72,165,000 aggregate principal amount of Junior Subordinated Deferrable Interest Debentures (the "Debt Securities") of The Colonial BancGroup, Inc., a Delaware corporation (the "Corporation), $70,000,000 aggregate liquidation amount of Capital Securities (the "Capital Securities") of Colonial Capital II, a Delaware statutory business trust (the "Issuer"), and the Guarantee with respect to the Capital Securities (the "Guarantee") to be executed and delivered by the Corporation for the benefit of the holders from time to time of the Capital Securities. We have also acted as counsel for the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, of the Registration Statement on Form S-4 referred to in the caption above.

         In this connection and in order to render this opinion, we have examined such records, agreements, instruments, documents, and certificates of officers and employees of the Corporation as appropriate. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of documents submitted to us as certified or photostatic copies. We have relied on certificates issued to us by the secretaries of state and other appropriate government officials of the various states in which the Corporation is incorporated or qualified and, except as expressly set forth in any such documents or hereinafter, we have assumed the authority of the person or persons who have executed any such documents on behalf of any person or persons, state or any other entity.

         Upon the basis of the foregoing, we are of the opinion that:

         (1) The Corporation is a corporation duly organized and validly existing under the laws of the State of Delaware;

         (2)     When:

         (i) the Registration Statement relating to the Debt Securities, the Capital Securities and the Guarantee has become effective under the Act;

         (ii) the Guarantee Agreement relating to the Guarantee with respect to the Capital Securities of the Issuer has been duly executed and delivered;

         (iii) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement; and

         (iv) the Capital Securities have been duly executed in accordance with the Amended and Restated Trust Agreement ("Trust Agreement") of the Issuer and issued and delivered as contemplated in the Registration Statement,

         (A) the Debt Securities and the Guarantee relating to the Capital Securities of the Issuer will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicablility relating to or affecting creditors' rights and to general equity principles,

         (B) the Capital Securities will, when so issued, be duly and validly authorized and issued and will be fully paid and nonassessable securities of the Issuer, subject to limited exceptions stated in the Trust Agreement, and

         (C) under the laws of the State of Delaware, no personal liability attaches to the ownership of the Capital Securities.

         We give no opinion as to the laws of any jurisdiction other than general corporation law of the State of Delaware and the laws of the United States and the State of Alabama. We are licensed to practice law only in the State of Alabama.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced registration statement and to the reference to our firm in the prospectus under the heading "Validity of New Capital Securities". In consenting to the inclusion of our opinion in the Registration Statement, we do not thereby admit that we are a person whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended.

                               Sincerely yours,

                               MILLER, HAMILTON, SNIDER & ODOM, L.L.C.



                               By: /s/ Michael D. Waters
                                   -----------------------------
                                   Michael D. Waters

MDW/mfm





                                      3